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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of, or reference to, our reports with respect to the financial statements of the following Companies:

Date of Report                      Name of Company
--------------------                --------------------------------------------
July 17, 2002                       United Microelectronics Corporation
January 18, 2002                    United Microelectronics Corporation
January 15, 2000                    United Silicon Incorporated
January 19, 2000                    UTEK Semiconductor Corporation
January 24, 2000                    Unipac Optoelectronics Corporation
January 11, 2000                    Novatek Microelectronics Corporation
January 11, 2000                    Mediatek Incorporation
January 14, 2000                    Integrated Technology Express Incorporation
January 22, 2000                    Hsun Chieh Investment Co., Ltd.
January 12, 2000                    Faraday Technology Corporation
January 15, 2000                    United Integrated Circuits Corporation
January 7, 2000                     AMIC Technology (Taiwan) Incorporation

All are used or referred to in the Form S-8 to be filed by United
Microelectronics Corporation.

/s/ Diwan, Ernst & Young
------------------------
Diwan, Ernst & Young
Taipei, Taiwan,
Republic of China
January 21, 2003